UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2019

PREMIER PRODUCTS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51232	68-0582275
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1325 Cavendish Drive, Suite 201

Silver Spring, MD 20905

(Address of principal executive offices) (Zip Code)

301-202-7762

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Effective March 22, 2019, Clifford Pope, the holder of an aggregate of 51 shares of Series B Preferred Stock of PREMIER PRODUCTS GROUP, INC. (the “Company”), representing 100% of the issued and outstanding shares of Series B Preferred Stock of the Company, sold all 51 of his shares of Series Preferred Stock to Parashar Patel and Jimmy Lee, jointly (the “Purchaser”), shown in the table below, which now beneficially owns 100% of the Company’s issued and outstanding shares of Series B Preferred Stock (for a total purchase price of $200,010 represented by $10.00 cash and a Secured Promissory Note of $200,000.

Each one (1) share of the Series B Preferred Stock has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock and Preferred Stock eligible to vote at the time of the respective vote (the "Numerator"), divided by (y) 0.49, minus (z) the Numerator. For the avoidance of doubt, if the total issued and outstanding Common Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series B Preferred Stock shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) — (0.019607 x 5,000,000) = 102,036). This formula means that the holder of 51 shares of our Series B Preferred Stock holds the majority “control block” and is able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with our Company even if our other stockholders want it to occur.

In addition to the Series B voting control by (i) an existing director and (ii) the prospective new director (owned indirectly through the Purchaser), the new director (Mr. Patel) will also become CEO of the Company per the timing outlined below. A Combined Schedule 14F/14C Preliminary Information Statement is concurrently being filed with the SEC to reflect that prospective change of control. The contemplated change of control will not be effective until at least 20 calendar days after the mailing of the Definitive Information Statement to be filed shortly. More specifically, we anticipate that the change of control will become effective on or about April ___, 2019, at such time as a FINRA filing associated with the associated “corporate action” is authorized.

As a result of the March 22, 2019 transaction, the Purchaser owns Preferred Stock representing voting rights of 51% of the issued and outstanding shares of Common Stock, thus holding majority control. The purchase of Series B Preferred Stock by the Purchaser was financed with a combination of savings of the Purchaser and loan proceeds.

The following table sets forth, as of today’s date, certain information regarding the beneficial ownership of the shares of Common Stock by: (i) each person who, to the Company’s knowledge, beneficially owns 5% or more of the shares of Common Stock and (ii) each of the Company’s directors and “named executive officers.” As of March 22, 2019, there were 299,555,605 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner and nature of beneficial ownership	Amount		Percent of class

	Officers and Directors

Preferred	Clifford Pope, CEO and Director	51*		*100%
Common		6,000,000		2%

Preferred	Parashar Patel, CEO and Director of Premium Products Group, Inc. and Jimmy Lee, CFO and Director of Premium Products Group, Inc., jointly	51	(1)	100%

	Total Officers and Directors	51		100%
		6,000,000		2%

*

Clifford Pope sold all of his 51 shares of the Company’s Preferred Stock, effective March 22, 2019, and now owns 0% of the Company’s Preferred Stock. Mr. Pope retains his ownership in 6,000,000 shares of the Company’s Common Stock, which represents approximately 2% of the Company’s issued and outstanding shares of Common Stock.

(1)	The 51 shares of Series B Preferred Stock are held in the name of Parashar Patel and Jimmy Lee, jointly of Premier Products Group, Inc., beneficially owned and controlled by Parashar Patel and Jimmy Lee, two incoming Directors in the Company.

The above table reflects share ownership as of the Record Date, and after giving effect to the transactions that took place on the Closing Date. Each share of Common Stock has one vote per share on all matters submitted to a vote of our shareholders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On the Closing Date, the Board appointed the following directors:

Name	Age	Position(s)
Parashar Patel	65	Director and CEO
Jimmy Lee	35	Director and CFO
Yun Bai	49	Director

Parashar “Parsh” Patel, Director

Since 2014, Mr. Patel, age 65, has served as President of Baying Ecological and concurrently President of Resgreen Group International, Inc. From 2005 to 2008, he served as chief technical officer of Avanti Systems, Inc. and, while stationed in Taipei Taiwan and in Shanghai, China, he was responsible for manufacturing quality control and sequenced delivery. Mr. Patel has over 40 years of business and system development and analyses experience with an emphasis on the design, development and deployment of large-scale real-time transaction processing systems and applications. Mr. Patel was awarded a B.S. in Chemistry and Mathematics from Grand Valley State University in 1975. We believe that Mr. Patel’s extensive business, operational and management experience and, in particular his substantial information technology experience, give him the qualifications and skills to serve as chief executive officer, secretary and director of our company.

Mr. Patel’s experience in leadership and business development, has led the Board of Director to reach the conclusion that he should serve as a Director of the Company. On March 22, 2019, Mr. Patel was appointed as a Director of the Company.

Jimmy Lee, Director

Mr. Lee, age 35, graduated from University at Albany with a Bachelor degree in Accounting, and received his CPA license in NY. Mr. Lee has over 10 years of experience in public accounting where he has worked for multiple public CPA firms in New York City involving audits and accounting for reverse mergers and IPO entities listing on Nasdaq NYSE and OTC Markets. Since 2010, Mr. Lee manages his own CPA Firm providing accounting and advisory services to firms located in China and Malaysia. Mr. Lee as an enthusiastic entrepreneur, well versed with both US and Asia markets, and with expertise in going public, mergers and acquisitions brings great values to the firm.

Mr. Yun Bai, Director

Mr. Bai, age 49, graduated from Shenzhen University, majoring in international finance and trade in July 1989. He has served as Deputy Chief  and Section Chief of Shenzhen Cereals, Oils and Foodstuffs Import and Export Corporation for 7 years. He was the general manager of Shenzhen Tianjun Industrial Co, Ltd Guangzhou Branch from July 1989 to December 1996, and the general manager of Guangdong Junyu Trade Development Co, Ltd. from November 1999 to October 2015. Mr. Bai has extensive business, operational and management experience specifically in project planning, investing, and financing.

The Company has not entered into any material plan, contract or arrangement (whether or not written) with its new directors.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Written Board Consent Appointing New Director dated March 22, 2019
10.2	Stock Purchase Agreement dated March 22, 2019
10.3	Promissory Note dated March 22, 2019
10.4	Security Agreement and Financing Statement dated March 22, 2019

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PREMIER PRODUCTS GROUP, INC.

Date: March 25, 2019	/s/ Clifford Pope
	By:	Clifford Pope, Chief Executive Officer